Exhibit 99.2

Selected sections from CommonWealth REIT’s (“CommonWealth”) filings (individually, a “Filing”) with the Securities and Exchange Commission (the “SEC”) and incorporated by reference into Item 6 of the Schedule 13D, filed by CommonWealth with the SEC on September 21, 2012 (the “Schedule 13D”) by the Reporting Persons (as defined in the Schedule 13D).

All defined terms used in the selected sections herein without definition shall have the meanings ascribed to such terms in the respective Filing from which such selected section is excerpted.

Excerpts from “Business” section appearing in CommonWealth’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 27, 2012.

*              *              *              *              *

Manager.     Our day to day operations are conducted by RMR. RMR originates and presents investment and divestment opportunities to our Board of Trustees and provides management and administrative services to us. RMR is a Delaware limited liability company beneficially owned by Barry M. Portnoy and Adam D. Portnoy, our Managing Trustees. Adam D. Portnoy is also our President. RMR has a principal place of business at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634, and its telephone number is (617) 796-8390. RMR also acts as the manager to GOV, Hospitality Properties Trust, or HPT, and SNH, and provides management services to other public and private companies, including Five Star Quality Care, Inc., or Five Star, TravelCenters of America LLC, or TA, and Sonesta International Hotels Corporation, or Sonesta. Barry M. Portnoy is the Chairman of RMR, and its other directors are Adam D. Portnoy, Gerard M. Martin, formerly one of our Managing Trustees, and David J. Hegarty. The executive officers of RMR are: Adam D. Portnoy, President and Chief Executive Officer; Jennifer B. Clark, Executive Vice President and General Counsel; David J. Hegarty, Executive Vice President and Secretary; Mark L. Kleifges, Executive Vice President; Bruce J. Mackey Jr., Executive Vice President; John A. Mannix, Executive Vice President; John G. Murray, Executive Vice President; Thomas M. O’Brien, Executive Vice President; John C. Popeo, Executive Vice President, Treasurer and Chief Financial Officer; David M. Blackman, Senior Vice President; Ethan S. Bornstein, Senior Vice President; Richard A. Doyle, Senior Vice President; Paul V. Hoagland, Senior Vice President; Vern D. Larkin, Senior Vice President; David M. Lepore, Senior Vice President; Andrew J. Rebholz, Senior Vice President; and Mark Young, Senior Vice President. Adam D. Portnoy, David M. Lepore and John C. Popeo are also our executive officers, and John A. Mannix was our President and Chief Operating Officer until January 2011. Other executive officers of RMR also serve as officers of other companies to which RMR provides management services.

Employees.     We have no employees. Services which would be provided by employees are provided by RMR and by our Managing Trustees and officers. As of February 22, 2012, RMR had approximately 740 full time employees, including a headquarters staff and regional offices and personnel located throughout the United States.

Select Income REIT.     On December 22, 2011, our wholly owned subsidiary, Select Income REIT, or SIR, filed a registration statement with the Securities and Exchange Commission, or the SEC, for an initial public offering, or IPO, of common shares as a REIT that is focused on owning and investing in net leased, single tenant properties. If the SIR registration statement becomes effective and the IPO is completed, we expect to continue to own a majority of SIR’s common shares after the completion of the offering and because of our retained majority interest in SIR, we expect SIR will remain one of our consolidated subsidiaries. On February 16, 2012, we transferred 251 properties (approximately 21.4 million rentable square feet) to SIR, including substantially all of our commercial and industrial properties located in Oahu, HI and 23 suburban office and industrial properties located throughout the mainland U.S. In exchange for our contribution of 251 properties to SIR, we received 22.0 million SIR common shares and a $400.0 million demand promissory note, or the Demand Note. We expect that SIR would use net proceeds of its proposed IPO to repay in part amounts outstanding under the Demand Note. Upon completion of the IPO, SIR expects to enter into a $500.0 million bank facility with a group of commercial banks. Upon completion of the IPO, SIR intends to borrow under the bank facility to repay the balance of the Demand Note and reimburse us for the costs we incurred in organizing SIR, establishing its bank facility and preparing for its IPO. There can be no assurance that SIR will be successful in completing its share offering and establishing the bank facility or that it will have the funds to repay the Demand Note or to reimburse us for the costs we incurred in organizing SIR.

In order to govern the separation of SIR from us, upon completion of the IPO, we intend to enter into a transaction agreement with SIR. We expect that the transaction agreement will provide, among other things, that (1) the current assets and liabilities of the properties to be transferred to SIR will, as of the time of the closing of the IPO of SIR’s common shares, be settled between us and SIR so that we will retain all pre-closing current assets and liabilities and SIR will assume all post-closing current assets and liabilities and (2) SIR will indemnify us with respect to any liability relating to any property transferred to it by us, including any liability which relates to periods prior to SIR’s formation.

Our two Managing Trustees, Mr. Barry Portnoy and Mr. Adam Portnoy, are also trustees of SIR, and Mr. John Popeo, our Treasurer and Chief Financial Officer, also serves as the Treasurer and Chief Financial Officer of SIR. In addition, if the IPO is completed, it is currently expected that Mr. William Lamkin, one of our Independent Trustees, will serve as an independent trustee of SIR.

If the SIR IPO is completed, we also expect that RMR will provide business and property management services to SIR. We expect that SIR will enter into management agreements with RMR which are on terms that are substantially similar to our management agreements with RMR. Accordingly, our management fees to RMR may be reduced by the amount of the management fees that would have otherwise been payable by us with respect to properties contributed by us to SIR. The SIR IPO will not occur unless, among other things, the SEC has declared the registration statement to be effective and underwriters have agreed to purchase and distribute the shares proposed to be offered by SIR. In addition, we may determine in our discretion, due to market conditions or otherwise, not to proceed with the SIR IPO. Accordingly, there can be no assurance that the IPO will occur.

*              *              *              *              *

Excerpts from “Risk Factors” appearing in CommonWealth’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 27, 2012.

*              *              *              *              *

Risks Related to Our Relationship with RMR and its Affiliates

We are dependent upon RMR to manage our business and implement our growth strategy.

We have no employees. Personnel and services that we require are provided to us under contract by RMR. Our ability to achieve our business objectives depends on RMR and its ability to manage our properties, source and complete new acquisitions for us on favorable terms and to execute our financing strategy. Accordingly, our business is dependent upon RMR’s business contacts, its ability to successfully hire, train, supervise and manage its personnel and its ability to maintain its operating systems. If we lose the services provided by RMR or its key personnel, our business and growth prospects may decline. We may be unable to duplicate the quality and depth of management available to us by becoming a self managed company or by hiring another manager. Also, in the event RMR is unwilling or unable to continue to provide management services to us, our cost of obtaining substitute services may be greater than the fees we pay RMR, and as a result our expenses may increase.

Our management structure and our manager’s other activities may create conflicts of interest or create the perception of conflicts of interest.

RMR is authorized to follow broad operating and investment guidelines and, therefore, has discretion in determining the types of properties that will be appropriate investments for us, as well as making our individual operating and investment decisions. Our Board of Trustees periodically reviews our operating and investment guidelines and our individual operating activities and investments, but it does not review or approve each decision made by RMR on our behalf. In addition, in conducting periodic reviews, our Board of Trustees relies primarily on information provided to it by RMR. RMR is beneficially owned by our Managing Trustees, Barry Portnoy and Adam Portnoy. Barry Portnoy is Chairman and an employee of RMR, and Adam Portnoy serves as President, Chief Executive Officer and a director, of RMR. Adam Portnoy is also our President. All of the members of our Board of Trustees, including our Independent Trustees, are members of one or more boards of trustees or directors of other companies managed by RMR. All of our executive officers are also executive officers of RMR. The foregoing individuals may hold equity in or positions with other companies managed by RMR. Such equity ownership and positions by our trustees and officers could create, or appear to create, conflicts of interest with respect to matters involving us, RMR and its affiliates.

RMR also acts as the manager for three other NYSE-listed REITs: SNH, which primarily owns healthcare, senior living properties and medical office buildings; HPT, which owns hotels and travel centers; and GOV, which owns properties that are majority leased to government tenants. RMR also provides management services to other public and private companies, including Five Star, which operates senior living communities, including independent living and congregate care communities, assisted living communities, nursing homes and hospitals, TA, which operates and franchises travel centers, and Sonesta, which operates, manages and franchises hotels. Additionally, if and when our subsidiary, SIR, completes its IPO, we expect SIR to enter into management agreements with RMR. These multiple responsibilities to public companies and RMR’s other businesses could create competition for the time and efforts of RMR and Messrs. Barry Portnoy and Adam Portnoy. Also, RMR’s multiple responsibilities to us, SNH and GOV, and if its offering is completed, SIR, may create potential conflicts of interest, or the appearance of such conflicts of interest.

Our management agreements with RMR were negotiated between affiliated parties and may not be as favorable to us as they would have been if negotiated between unaffiliated parties.

We pay RMR business management fees based in part upon the historical cost of our investments (including acquisition costs) which at any time may be more or less than the fair market value thereof, plus an incentive fee based upon increases in our funds from operations, as defined in our business management agreement with RMR. We also pay RMR property management fees based in part upon the gross rents we collect from tenants and the cost of construction we incur. For more information, see “Business—Manager.” Our fee arrangements with RMR could encourage RMR to advocate acquisitions of properties, to undertake unnecessary construction activities or to overpay for acquisitions or construction. These arrangements may also encourage RMR to discourage our sales of properties. Our management agreements were negotiated between affiliated parties, and the terms, including the fees payable to RMR, may not be as favorable to us as they would have been were they negotiated on an arm’s length basis between unaffiliated parties.

Our management agreements with RMR may discourage our change of control.

Termination of our management agreements with RMR would be a default under our revolving credit facility and our term loan unless approved by a majority of our lenders. RMR can terminate its management agreements with us if we experience a change of control. The quality and depth of management available to us by contracting with RMR may not be able to be duplicated by our being a self managed company or by our contracting with unrelated third parties, without considerable cost increases. For these reasons, our management agreements may discourage a change of control of us, including a change of control which might result in payment of a premium for your shares.

Provisions in our transaction agreements with other RMR managed entities and our management agreements with RMR may restrict our investment activities and create conflicts of interest or the perception of conflicts of interest.

RMR’s management agreements with us restrict our ability to make investments in properties that are within the investment focus of another business now or in the future managed by RMR. In addition, RMR has discretion to determine whether a particular investment opportunity is within our investment focus or that of another business managed by RMR. Under our management agreements with RMR, we have also agreed to first offer any property within the principal investment focus of another REIT to which RMR provides management services to such REIT prior to entering into any sale or other disposition arrangement with respect to such property. In addition, our transaction agreements with SNH and GOV have, and we expect our transaction agreement with SIR, which we may enter into with SIR if its offering occurs, to have, restrictions on our right to make investments in properties that are within the investment focus of those other businesses. As a result of these contractual provisions, we have limited ability to invest in properties that are within the investment focus of other businesses managed by RMR. These agreements do not restrict our ability, or the ability of other businesses managed by RMR, to lease properties to any particular tenant, but our management agreements afford RMR discretion to determine which leasing opportunities to present to us or to other businesses managed by RMR. There is no assurance that any conflicts created by these agreements will be resolved in our favor.

The potential for conflicts of interest as a result of our management structure may provoke dissident shareholder activities that result in significant costs.

In the past, in particular following periods of volatility in the overall market or declines in the market price of a company’s securities, shareholder litigation, dissident trustee nominations and dissident proposals have often been instituted against companies alleging conflicts of interest in business dealings with affiliated persons and entities. Our relationship with RMR, with the other businesses and entities to which RMR provides management services, with Messrs. Barry Portnoy and Adam Portnoy and with RMR affiliates may precipitate such activities. These activities, if instituted against us, could result in substantial costs and a diversion of our management’s attention, even if the allegations are not substantiated.

We may experience losses from our business dealings with Affiliates Insurance Company.

We have invested approximately $5.2 million in AIC, we have purchased substantially all our property insurance in a program designed and reinsured in part by AIC, and we are currently investigating the possibilities to expand our relationship with AIC to other types of insurance. We, RMR, SNH, GOV and three other companies to which RMR provides management services each own approximately 14.3% of AIC, and we and those other AIC shareholders participate in a combined insurance program designed and reinsured in part by AIC. Additionally, if and when SIR completes its IPO, we expect that SIR will also invest in AIC and participate in this combined insurance program. Our principal reason for investing in AIC and for purchasing insurance in these programs is to seek to improve our financial results by obtaining improved insurance coverages at lower costs than may be otherwise available to us or by participating in any profits which we may realize as an owner of AIC. These beneficial financial results may not occur, and we may need to invest additional capital in order to continue to pursue these results. AIC’s business involves the risks typical of an insurance business, including the risk that it may not operate profitably. Accordingly, our anticipated financial benefits from our business dealings with AIC may be delayed or not achieved, and we may experience losses from these dealings.

*              *              *              *              *

Excerpts from “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Related Person Transactions” appearing in CommonWealth’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 27, 2012.

Related Person Transactions

We have relationships among us, our Trustees, our executive officers, RMR, SNH, GOV, SIR, AIC and other companies to which RMR provides management services and others affiliated with or related to them. For example, we have no employees; personnel and various services we require to operate our business are provided to us by RMR pursuant to management agreements. Also, as a further example, we have relationships with other companies to which RMR provides management services and which have trustees, directors and officers who are also Trustees, directors or officers of ours or RMR, including SNH, which is our former subsidiary and with which we have engaged in transactions from time to time, including our selling medical office, clinic and biotech laboratory buildings to SNH; GOV, which is also our former subsidiary, of which we are the largest shareholder and to which we have previously sold properties that are majority leased to government tenants; SIR, which is currently a wholly owned subsidiary of ours that has filed a registration statement with the SEC for an IPO of common shares and to which we have transferred 251 properties; and AIC, an Indiana insurance company, which we, RMR, SNH, GOV, HPT, Five Star and TA each currently own approximately 14.3% of, and with respect to which we and the other shareholders of AIC have property insurance in place providing $500.0 million of coverage pursuant to an insurance program arranged by AIC and with respect to which AIC is a reinsurer of certain coverage amounts. For further information about these and other such relationships and related person transactions and about the risks which may arise as a result of those and other related person transactions and relationships, please see Note 9 to the notes to our consolidated financial statements included in Item 15 of this Annual Report on Form 10-K, which is incorporated herein by reference. In addition, for more information about these transactions and relationships, please see elsewhere in this report, including “Warning Concerning Forward Looking Statements” and the “Risk Factors” section for a description of risks which may arise from these transactions and relationships. Descriptions of our agreements with RMR, SNH, GOV, SIR and AIC in this Annual Report on Form 10-K are summaries and are qualified in their entirety by the terms of the agreements which are among the exhibits listed in Item 15 of this Annual Report on Form 10-K and incorporated herein by reference. In addition, copies of certain of those agreements are filed with the SEC and may be obtained from the SEC’s website at www.sec.gov.

We believe that our agreements with RMR, SNH, GOV, SIR and AIC are on commercially reasonable terms. We also believe that our relationships with RMR, SNH, GOV, SIR and AIC and their affiliated and related persons and entities benefit us, and, in fact, provide us with competitive advantages in operating and growing our business.

“Note 9 to the Notes to Consolidated Financial Statements” appearing in CommonWealth’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 27, 2012.

Note 9. Related Person Transactions

We have adopted written Governance Guidelines that address, among other things, the consideration and approval of any related person transactions. Under these Governance Guidelines, we may not enter into any transaction in which any Trustee or executive officer, any member of the immediate family of any Trustee or executive officer or any other related person, has or will have a direct or indirect material interest unless that transaction has been disclosed or made known to our Board of Trustees and our Board of Trustees reviews, authorizes and approves or ratifies the transaction by the affirmative vote of a majority of the disinterested Trustees, even if the disinterested Trustees constitute less than a quorum. If there are no disinterested Trustees, the transaction shall be reviewed, authorized and approved or ratified by both (1) the affirmative vote of a majority of our entire Board of Trustees and (2) the affirmative vote of a majority of our Independent Trustees. The Governance Guidelines further provide that, in determining whether to approve or ratify a transaction, our Board of Trustees, or disinterested Trustees or Independent Trustees, as the case may be, shall act in accordance with any applicable provisions of our declaration of trust, consider all of the relevant facts and circumstances and approve only those transactions that are fair and reasonable to us. All related person transactions described below were reviewed and approved or ratified by a majority of the disinterested Trustees or otherwise in accordance with our policies described above. In the case of transactions with us by RMR employees (other than our Trustees and executive officers) subject to our Code of Business Conduct and Ethics, the employee must seek approval from an executive officer who has no interest in the matter for which approval is being requested.

We have no employees. Personnel and various services we require to operate our business are provided to us by RMR. We have two agreements with RMR to provide management and administrative services to us: (1) a business management agreement and (2) a property management agreement. One of our Managing Trustees, Mr. Barry Portnoy, is Chairman, majority owner and an employee of RMR. Our other Managing Trustee, Mr. Adam Portnoy, who is also our President, is the son of Mr. Barry Portnoy, an owner, President and Chief Executive Officer, and a Director of RMR. Each of our other executive officers is also an officer of RMR. Additionally, Mr. Barry Portnoy’s son-in-law, who is Mr. Adam Portnoy’s brother-in-law, is an officer of RMR. RMR has approximately 740 employees and provides management services to other companies in addition to us.

Our Board of Trustees has given our Compensation Committee, which is comprised exclusively of our Independent Trustees, authority to act on our behalf with respect to our management agreements with RMR. The charter of our Compensation Committee requires the Committee annually to review the terms of these agreements, evaluate RMR’s performance under the agreements and renew, amend, terminate or allow to expire the management agreements.

On November 1, 2011, we and RMR entered into an amended and restated business management agreement, or the business management agreement. The business management agreement provides for compensation to RMR at an annual rate equal to 0.7% of the average historical cost of our real estate investments, as described in the business management agreement, located in the United States, Puerto Rico or Canada, for the first $250,000 of such investments, and 0.5% thereafter, and 1.0% of the average historical cost of our real estate investments located outside the United States, Puerto Rico and Canada. In addition, RMR receives an incentive fee equal to 15% of the product of (i) the weighted average of our common shares outstanding on a fully diluted basis during such fiscal year and (ii) the excess if any of FFO Per Share, as defined in the business management agreement, for such fiscal year over the FFO Per Share for the preceding fiscal year. The incentive fee is paid in our common shares and in any year shall not exceed $0.04 multiplied by the weighted average number of our common shares outstanding on a fully diluted basis during such fiscal year. Our investment in GOV, which is described below, is not counted for purposes of determining the business management fees payable by us to RMR.

In determining the fees payable by us to RMR under the business management agreement, the average invested capital of any assets we have acquired or may in the future acquire from another REIT to which RMR provides business management or property management services, or an RMR Managed REIT, will be equal to the applicable selling RMR Managed REIT’s historical costs for those properties, determined in the manner specified in the business management agreement, rather than our acquisition costs for those properties. The business management agreement also provides that, with certain exceptions, if we determine to offer for sale or other disposition any real property that, at such time, is of a type within the investment focus of another RMR Managed REIT, we will first offer that property for purchase or disposition to that RMR Managed REIT and negotiate in good faith for such purchase or disposition.

The property management agreement provides for management fees equal to 3.0% of gross collected rents and construction supervision fees equal to 5.0% of construction costs. However, with respect to our investments in Australia, RMR has agreed to waive half of the fees payable by us under the property management agreement and half of the business management fees related to real estate investments located outside of the United States, Puerto Rico and Canada, so long as our business and property management agreement with MacarthurCook Fund Management Limited with respect to those investments is in effect and we or any of our subsidiaries are paying fees under that agreement.

The aggregate business management and property management fees earned by RMR for 2011, 2010 and 2009 were $69,518, $62,232 and $62,563 (which amount includes approximately $2,400 allocated to GOV before GOV became a separate public company), respectively. In addition, MacarthurCook Fund Management Limited earned $1,856 in 2011 and $185 in 2010 with respect to our Australian properties, which amounts are equal to the fees waived by RMR and excluded from the amounts earned by RMR during those years. Business management fees are included in general and administrative expenses and property management fees are included in operating expenses or have been capitalized as appropriate, in our consolidated financial statements. No incentive fees were earned by RMR in 2011, 2010 and 2009 because the FFO Per Share in these years did not exceed the immediately preceding fiscal year’s FFO Per Share.

RMR also provides internal audit services to us in return for our pro rata share of the total internal audit costs incurred by RMR for us and other publicly owned companies managed by RMR and its affiliates, which amounts are subject to determination by our Compensation Committee. Our Audit Committee appoints our Director of Internal Audit. Our pro rata share of RMR’s costs of providing this internal audit function was approximately $240, $213 and $220 for 2011, 2010 and 2009, respectively, which are included in general and administrative expenses in our consolidated financial statements. These allocated costs are in addition to the business and property management fees we paid to RMR. We are generally responsible for all of our operating expenses, including certain expenses incurred by RMR on our behalf. We are not responsible for payment of RMR’s employment, office or administration expenses incurred to provide management services to us, except for the employment and related expenses of RMR employees who provide on-site property management services and our pro rata share of the staff employed by RMR who perform our internal audit function.

Both the business management agreement and the property management agreement automatically renew for successive one year terms unless we or RMR give notice of non-renewal before the end of an applicable term. We or RMR may terminate either agreement upon 60 days prior written notice. RMR may also terminate the property management agreement upon five business days notice if we undergo a change of control, as defined in the property management agreement. The current terms for these agreements expire on December 31, 2012, and will be subject to automatic renewal unless earlier terminated.

Under our business management agreement with RMR, we acknowledge that RMR manages other businesses, which include Hospitality Properties Trust, or HPT, SNH, GOV, Five Star Quality Care, Inc., or Five Star, TravelCenters of America LLC, or TA, and Sonesta International Hotels Corporation and will not be required to present us with opportunities to invest in properties that are primarily of a type that are within the investment focus of another business now or in the future managed by RMR. Each of the business management agreement and the property management agreement also includes arbitration provisions for the resolution of certain disputes, claims and controversies.

RMR also leases from us approximately 24,000 square feet of office space for eight regional offices. We earned approximately $566, $498 and $531 in rental income from RMR in 2011, 2010 and 2009, respectively, which we believe is commercially reasonable rent for this office space.

Pursuant to our business management agreement, RMR may from time to time negotiate on our behalf with certain third party vendors and suppliers for the procurement of services to us. As part of this arrangement, we may enter agreements with RMR and other companies to which RMR provides management services for the purpose of obtaining more favorable terms with such vendors and suppliers.

As part of our annual restricted share grants under the 2003 Plan, we typically grant restricted shares to certain employees of RMR, some of whom are our executive officers, in their capacities as RMR employees or executive officers of us. In 2011, 2010 and 2009, we granted a total of 73,050 restricted shares with an aggregate value of $1,458, 42,375 restricted shares with an aggregate value of $1,157 and 38,000 restricted shares with an aggregate value of $1,143, respectively, to such persons in such capacities, based upon the closing price of our common shares on the NYSE on the date of grant. One fifth of those restricted shares vested on the grant date and one fifth vests on each of the next four anniversaries of the grant date. These share grants to RMR employees are in addition to the fees we pay to RMR.

SNH was formerly our 100% owned subsidiary. It was spun off to our shareholders in 1999. At the time of SNH’s spin off, we and SNH entered into a transaction agreement pursuant to which, among other things, we and SNH agreed that so long as we own 10% or more of SNH’s common shares, we and SNH engage the same manager or we and SNH have any common managing trustees: (1) we will not make any investment in senior apartments, congregate communities, assisted living properties, nursing homes or other healthcare properties, but excluding medical office properties, medical clinics and clinical laboratory buildings, without the prior approval of a majority of SNH’s independent trustees, and (2) SNH will not make any investment in office buildings, warehouses or malls, including medical office properties and clinical laboratory buildings without the prior approval of a majority of our Independent Trustees.

In May 2008, concurrently with our agreements to sell 47 medical office, clinic and biotech laboratory buildings to SNH for $562,000, we and SNH entered into an amendment to the transaction agreement to permit SNH, rather than us, to invest in medical office, clinic and biomedical, pharmaceutical and laboratory buildings. At the same time, we granted SNH a right of first refusal to purchase up to 45 additional identified properties that we owned and that were leased to tenants in medical related businesses in the event that we determined to sell such properties, including an indirect sale as a result of a change of control of us or our subsidiaries which owned those properties. Between November 2010 and January 2011, we sold to SNH 27 properties (approximately 2,803,000 square feet), which were majority leased as medical office, clinic and biotech laboratory buildings, for an aggregate sale price of $470,000, excluding closing costs. We recognized net gains totaling approximately $168,272 from these sales. On September 30, 2011, we sold to SNH 13 additional properties (approximately 1,310,000 square feet), which were located in eight states and majority leased as medical office buildings and to tenants in medical related businesses, for an aggregate sale price of $167,000, excluding closing costs, and we recognized net gains totaling $7,846 from these sales. Certain of the properties included in these sales were subject to SNH’s right of first refusal referred to above. In connection with our September 2011 sale of 13 properties to SNH, we and SNH terminated the existing SNH right of first refusal, as substantially all of the properties that were subject to that right of first refusal had been purchased by SNH. Our sale agreements with SNH include arbitration provisions for the resolution of certain disputes, claims and controversies.

As of February 22, 2012, SNH owned 250,000 of our common shares. Both we and SNH are managed by RMR; Mr. Barry Portnoy and Mr. Adam Portnoy are Managing Trustees of both us and SNH; and Frederick N. Zeytoonjian is an Independent Trustee of both us and SNH. Also, all of our and SNH’s officers are employees of RMR. Accordingly, the sale and amendment agreements between us and SNH described above were negotiated and approved by special committees of each company’s board of trustees comprised solely of Independent Trustees who were not also Independent Trustees of the other company.

GOV was formerly our 100% owned subsidiary. In June 2009, GOV completed an initial public offering pursuant to which GOV ceased to be a majority owned subsidiary of ours. In connection with this offering, we and GOV entered a transaction agreement, which governs our separation from and relationship with GOV. Pursuant to this transaction agreement, among other things, we and GOV agreed that, so long as we own in excess of 10% of GOV’s outstanding common shares, we and GOV engage the same manager or we and GOV have any common managing trustees: (1) we will not acquire ownership of properties that are majority leased to government tenants, unless a majority of GOV’s independent trustees who are not also our Trustees have determined not to make the acquisition; (2) GOV will not acquire ownership of office or industrial properties that are not majority leased to government tenants, unless a majority of our Independent Trustees who are not also GOV’s trustees have determined not to make the acquisition; and (3) GOV will have a right of first refusal to purchase any property owned by us that we determine to divest if the property is then majority leased to government tenants, which right of first refusal will also apply in the event of an indirect sale of any such properties resulting from a change of control of us. The provisions described in (1) and (2) do not prevent GOV from continuing to own and lease its current properties or properties otherwise acquired by GOV that cease to be majority leased to government tenants following the termination of government tenancies; and, similarly, the provisions described in (1) and (2) also do not prohibit us from leasing our current or future properties to government tenants. We and GOV also agreed that certain disputes, claims and controversies arising under the transaction agreement may be referred to binding arbitration proceedings.

In June 2010, we entered into a series of agreements to sell to GOV 15 properties (approximately 1,900,000 rentable square feet) which are majority leased to government tenants. We completed the sale of all 15 of these properties in 2010 for an aggregate sale price of $231,000, excluding closing costs, and recognized gains totaling $34,336, exclusive of deferred gains of $14,588 attributable to our ownership interest in GOV. These 15 properties were subject to the right of first refusal we granted to GOV in the transaction agreement described above. Our sale agreements with GOV include arbitration provisions for the resolution of certain disputes, claims and controversies.

We are GOV’s largest shareholder and as of February 22, 2012, we owned 9,950,000 common shares of GOV, which represented approximately 21.1% of GOV’s outstanding common shares. Both we and GOV are managed by RMR, Mr. Barry Portnoy and Mr. Adam Portnoy are Managing Trustees of both us and GOV and Mr. Adam Portnoy is our President and was the President of GOV from its formation in 2009 until January 2011 when he became our President. Also, all of our officers and GOV’s officers are officers of RMR. Accordingly, the sale agreements between us and GOV described above and the transactions contemplated by those agreements, which we entered into with GOV after GOV became a separate public company, were negotiated and approved by special committees of each company’s board of trustees, comprised solely of Independent Trustees who are not also Independent Trustees of the other party to these agreements.

Our Independent Trustees also serve as directors or trustees of other public companies to which RMR provides management services. Mr. Barry Portnoy serves as a managing director or managing trustee of those companies, including SNH, GOV, HPT, Five Star and TA, and Mr. Adam Portnoy serves as a managing trustee of some of those companies, including SNH, GOV and HPT. We understand that the other companies to which RMR provides management services also have certain other relationships with each other, including business and property management agreements and lease arrangements. In addition, officers of RMR serve as officers of those companies. We understand that further information regarding those relationships is provided in the applicable periodic reports and proxy statements filed by those other companies with the Securities and Exchange Commission, or the SEC.

On December 22, 2011, our wholly owned subsidiary, Select Income REIT, or SIR, filed a registration statement with the SEC for an IPO of common shares as a REIT that is focused on owning and investing in net leased, single tenant properties. If the SIR registration statement becomes effective and the IPO is completed, we expect to continue to own a majority of SIR’s common shares after the completion of the offering and because of our retained majority interest in SIR, we expect SIR will remain one of our consolidated subsidiaries. On February 16, 2012, we transferred 251 properties (approximately 21,400,000 rentable square feet) to SIR, including substantially all of our commercial and industrial properties located in Oahu, HI and 23 suburban office and industrial properties located throughout the mainland U.S. In exchange for our contribution of 251 properties to SIR, we received 22,000,000 SIR common shares and a $400,000 demand promissory note, or the Demand Note. We expect that SIR would use net proceeds of its proposed IPO to repay in part amounts outstanding under the Demand Note. Upon completion of the IPO, SIR expects to enter into a $500,000 bank facility with a group of commercial banks. Upon completion of the IPO, SIR intends to borrow under the bank facility to repay the balance of the Demand Note and reimburse us for the costs we incurred in organizing SIR, establishing its bank facility and preparing for its IPO. There can be no assurance that SIR will be successful in completing its share offering and establishing the bank facility or that it will have the funds to repay the Demand Note or to reimburse us for the costs we incurred in organizing SIR.

In order to govern the separation of SIR from us, upon completion of the IPO, we intend to enter into a transaction agreement with SIR. We expect that the transaction agreement will provide, among other things, that (1) the current assets and liabilities of the properties to be transferred to SIR will, as of the time of the closing of the IPO of SIR’s common shares, be settled between us and SIR so that we will retain all pre-closing current assets and liabilities and SIR will assume all post-closing current assets and liabilities and (2) SIR will indemnify us with respect to any liability relating to any property transferred to it by us, including any liability which relates to periods prior to SIR’s formation.

Our two Managing Trustees, Mr. Barry Portnoy and Mr. Adam Portnoy, are also trustees of SIR, and Mr. John Popeo, our Treasurer and Chief Financial Officer, also serves as the Treasurer and Chief Financial Officer of SIR. In addition, if the IPO is completed, it is currently expected that Mr. William Lamkin, one of our Independent Trustees, will serve as an independent trustee of SIR.

If the SIR IPO is completed, we also expect that RMR will provide business and property management services to SIR. We expect that SIR will enter into management agreements with RMR that are on terms that are substantially similar to our management agreements with RMR. Accordingly, our management fees to RMR may be reduced by the amount of the management fees that would have otherwise been payable by us with respect to properties contributed by us to SIR. The SIR IPO will not occur unless, among other things, the SEC has declared the registration statement to be effective and underwriters have agreed to purchase and distribute the shares proposed to be offered by SIR. In addition, we may determine in our discretion, due to market conditions or otherwise, not to proceed with the SIR IPO. Accordingly, there can be no assurance that the IPO will occur.

We, RMR, SNH, GOV, HPT, Five Star and TA each currently own approximately 14.3% of AIC, an Indiana insurance company. All of our Trustees, all of the trustees and directors of the other publicly held AIC shareholders and nearly all of the directors of RMR currently serve on the board of directors of AIC. RMR provides management and administrative services to AIC pursuant to a management and administrative services agreement with AIC. Our Governance Guidelines provide that any material transaction between us and AIC shall be reviewed, authorized and approved or ratified by both the affirmative vote of a majority of our entire Board of Trustees and the affirmative vote of a majority of our Independent Trustees. The shareholders agreement that we, the other shareholders of AIC and AIC are parties to includes arbitration provisions for the resolution of certain disputes, claims and controversies.

As of February 22, 2012, we have invested $5,209 in AIC since its formation in November 2008. We may invest additional amounts in AIC in the future if the expansion of this insurance business requires additional capital, but we are not obligated to do so. For 2011, we recognized income of $139 related to our investment in AIC. For 2010 and 2009, we recognized losses of $1 and $133, respectively, related to our investment in AIC. In June 2010, we and the other shareholders of AIC purchased property insurance providing $500,000 of coverage pursuant to an insurance program arranged by AIC and with respect to which AIC is a reinsurer of certain coverage amounts. This program was modified and extended in June 2011 for a one year term. Our annual premiums for this property insurance in 2011 and 2010 were $6,697 and $5,328, respectively. We are currently investigating the possibilities to expand our insurance relationships with AIC to include other types of insurance. By participating in this insurance business with RMR and the other companies to which RMR provides management services, we expect that we may benefit financially by possibly reducing our insurance expenses or by realizing our pro rata share of any profits of this insurance business.

“Related Person Transactions and Company Review of Such Transactions” appearing in CommonWealth’s Proxy Statement on Schedule 14A dated February 28, 2012 relating to its 2012 Annual Meeting of Shareholders, filed with the SEC on February 28, 2012.

RELATED PERSON TRANSACTIONS AND COMPANY REVIEW OF SUCH TRANSACTIONS

We have adopted written Governance Guidelines that address, among other things, the consideration and approval of any related person transactions. Under these Governance Guidelines, we may not enter into any transaction in which any Trustee or executive officer, any member of the immediate family of any Trustee or executive officer or any other related person, has or will have a direct or indirect material interest unless that transaction has been disclosed or made known to our Board and our Board reviews, authorizes and approves or ratifies the transaction by the affirmative vote of a majority of the disinterested Trustees, even if the disinterested Trustees constitute less than a quorum. If there are no disinterested Trustees, the transaction shall be reviewed, authorized and approved or ratified by both (1) the affirmative vote of a majority of our entire Board and (2) the affirmative vote of a majority of our Independent Trustees. The Governance Guidelines further provide that, in determining whether to approve or ratify a transaction, our Board, or disinterested Trustees or Independent Trustees, as the case may be, shall act in accordance with any applicable provisions of our declaration of trust, consider all of the relevant facts and circumstances and approve only those transactions that are fair and reasonable to us. All related person transactions described below were reviewed and approved or ratified by a majority of the disinterested Trustees or otherwise in accordance with our policies described above. In the case of transactions with us by RMR employees (other than our Trustees and executive officers) subject to our Code of Business Conduct and Ethics, the employee must seek approval from an executive officer who has no interest in the matter for which approval is being requested.

We have no employees. Personnel and various services we require to operate our business are provided to us by RMR. We have two agreements with RMR to provide management and administrative services to us: (1) a business management agreement and (2) a property management agreement. One of our Managing Trustees, Mr. Barry Portnoy, is Chairman, majority owner and an employee of RMR. Our other Managing Trustee, Mr. Adam Portnoy, who is also our President, is the son of Mr. Barry Portnoy, an owner, President and Chief Executive Officer, and a Director of RMR. Each of our other executive officers is also an officer of RMR. Additionally, Mr. Barry Portnoy’s son-in-law, who is Mr. Adam Portnoy’s brother-in-law, is an officer of RMR. RMR has approximately 740 employees and provides management services to other companies in addition to us.

Our Board has given our Compensation Committee, which is comprised exclusively of our Independent Trustees, authority to act on our behalf with respect to our management agreements with RMR. The charter of our Compensation Committee requires the Committee annually to review the terms of these agreements, evaluate RMR’s performance under the agreements and renew, amend, terminate or allow to expire the management agreements.

On November 1, 2011, we and RMR entered into an amended and restated business management agreement, or the business management agreement. The business management agreement provides for compensation to RMR at an annual rate equal to 0.7% of the average historical cost of our real estate investments, as described in the business management agreement, located in the United States, Puerto Rico or Canada, for the first $250.0 million of such investments, and 0.5% thereafter, and 1.0% of the average historical cost of our real estate investments located outside the United States, Puerto Rico and Canada. In addition, RMR receives an incentive fee equal to 15% of the product of (i) the weighted average of our common shares outstanding on a fully diluted basis during such fiscal year and (ii) the excess if any of FFO Per Share, as defined in the business management agreement, for such fiscal year over the FFO Per Share for the preceding fiscal year. The incentive fee is paid in our common shares and in any year shall not exceed $0.04 multiplied by the weighted average number of our common shares outstanding on a fully diluted basis during such fiscal year. Our investment in GOV, which is described below, is not counted for purposes of determining the business management fees payable by us to RMR.

In determining the fees payable by us to RMR under the business management agreement, the average invested capital of any assets we have acquired or may in the future acquire from another REIT to which RMR provides business management or property management services, or an RMR Managed REIT, will be equal to the applicable selling RMR Managed REIT’s historical costs for those properties, determined in the manner specified in the business management agreement, rather than our acquisition costs for those properties. The business management agreement also provides that, with certain exceptions, if we determine to offer for sale or other disposition any real property that, at such time, is of a type within the investment focus of another RMR Managed REIT, we will first offer that property for purchase or disposition to that RMR Managed REIT and negotiate in good faith for such purchase or disposition.

The property management agreement provides for management fees equal to 3.0% of gross collected rents and construction supervision fees equal to 5.0% of construction costs. However,

with respect to our investments in Australia, RMR has agreed to waive half of the fees payable by us under the property management agreement and half of the business management fees related to real estate investments located outside of the United States, Puerto Rico and Canada, so long as our business and property management agreement with MacarthurCook Fund Management Limited with respect to those investments is in effect and we or any of our subsidiaries are paying fees under that agreement.

The aggregate business management and property management fees earned by RMR for 2011 were $69.5 million. In addition, MacarthurCook Fund Management Limited earned $1.9 million in 2011 with respect to our Australian properties, which amount is equal to the fees waived by RMR and excluded from the amounts earned by RMR during 2011. No incentive fees were earned by RMR in 2011 because the FFO Per Share for fiscal year 2011 did not exceed the FFO Per Share for fiscal year 2010.

RMR also provides internal audit services to us in return for our pro rata share of the total internal audit costs incurred by RMR for us and other publicly owned companies managed by RMR and its affiliates, which amounts are subject to determination by our Compensation Committee. Our Audit Committee appoints our Director of Internal Audit. Our pro rata share of RMR’s costs of providing this internal audit function was approximately $240,000 for 2011. These allocated costs are in addition to the business and property management fees we paid to RMR. We are generally responsible for all of our operating expenses, including certain expenses incurred by RMR on our behalf. We are not responsible for payment of RMR’s employment, office or administration expenses incurred to provide management services to us, except for the employment and related expenses of RMR employees who provide on-site property management services and our pro rata share of the staff employed by RMR who perform our internal audit function.

Both the business management agreement and the property management agreement automatically renew for successive one year terms unless we or RMR give notice of non-renewal before the end of an applicable term. We or RMR may terminate either agreement upon 60 days prior written notice. RMR may also terminate the property management agreement upon five business days notice if we undergo a change of control, as defined in the property management agreement. The current terms for these agreements expire on December 31, 2012, and will be subject to automatic renewal unless earlier terminated.

Under our business management agreement with RMR, we acknowledge that RMR manages other businesses, which include HPT, SNH, GOV, Five Star, TA and Sonesta International Hotels Corporation, and will not be required to present us with opportunities to invest in properties that are primarily of a type that are within the investment focus of another business now or in the future managed by RMR. Each of the business management agreement and the property management agreement also includes arbitration provisions for the resolution of certain disputes, claims and controversies.

RMR also leases from us approximately 24,000 square feet of office space for eight regional offices. We earned approximately $566,000 in rental income from RMR in 2011, which we believe is commercially reasonable rent for this office space.

Pursuant to our business management agreement, RMR may from time to time negotiate on our behalf with certain third party vendors and suppliers for the procurement of services to us. As part of this arrangement, we may enter agreements with RMR and other companies to which RMR provides management services for the purpose of obtaining more favorable terms with such vendors and suppliers.

As part of our annual restricted share grants under our share award plan, we typically grant restricted shares to certain employees of RMR, some of whom are our executive officers, in their capacities as RMR employees or executive officers of us. In 2011, we granted a total of 73,050 restricted shares with an aggregate value of $1.5 million to such persons in such capacities, based upon the closing price of our common shares on the NYSE on the date of grant. One fifth of those restricted shares vested on the grant date and one fifth vests on each of the next four anniversaries of the grant date. These share grants to RMR employees are in addition to the fees we pay to RMR.

SNH was formerly our 100% owned subsidiary. It was spun off to our shareholders in 1999. At the time of SNH’s spin off, we and SNH entered into a transaction agreement pursuant to which, among other things, we and SNH agreed that so long as we own 10% or more of SNH’s common shares, we and SNH engage the same manager or we and SNH have any common managing trustees: (1) we will not make any investment in senior apartments, congregate communities, assisted living properties, nursing homes or other healthcare properties, but excluding medical office properties, medical clinics and clinical laboratory buildings, without the prior approval of a majority of SNH’s independent trustees, and (2) SNH will not make any investment in office buildings, warehouses or malls, including medical office properties and clinical laboratory buildings without the prior approval of a majority of our Independent Trustees.

In May 2008, concurrently with our agreements to sell 47 MOBs to SNH for $562.0 million, we and SNH entered into an amendment to the transaction agreement to permit SNH, rather than us, to invest in MOBs. At the same time, we granted SNH a right of first refusal to purchase up to 45 additional identified properties that we owned and that were leased to tenants in medical related businesses in the event that we determined to sell such properties, including an indirect sale as a result of a change of control of us or our subsidiaries which owned those properties.

Between November 2010 and January 2011, we sold to SNH 27 properties (approximately 2.8 million square feet), which were majority leased as MOBs, for an aggregate sale price of $470.0 million, excluding closing costs. We recognized net gains totaling approximately $168.3 million from these sales. On September 30, 2011, we sold to SNH 13 additional properties (approximately 1.3 million square feet), which were located in eight states and majority leased as MOBs, for an aggregate sale price of $167.0 million, excluding closing costs, and we recognized net gains totaling $7.8 million from these sales. Certain of the properties included in these sales were subject to SNH’s right of first refusal referred to above. In connection with our September 2011 sale of 13 properties to SNH, we and SNH terminated the existing SNH right of first refusal, as substantially all of the properties that were subject to that right of first refusal had been purchased by SNH. Our sale agreements with SNH include arbitration provisions for the resolution of certain disputes, claims and controversies.

As of February 27, 2012, SNH owned 250,000 of our common shares. Both we and SNH are managed by RMR; Mr. Barry Portnoy and Mr. Adam Portnoy are Managing Trustees of both us and SNH; and Frederick N. Zeytoonjian is an Independent Trustee of both us and SNH. Also, all of our and SNH’s officers are employees of RMR. Accordingly, the sale and amendment agreements between us and SNH described above were negotiated and approved by special committees of each company’s board of trustees comprised solely of Independent Trustees who were not also Independent Trustees of the other company.

GOV was formerly our 100% owned subsidiary. In June 2009, GOV completed an initial public offering pursuant to which GOV ceased to be a majority owned subsidiary of ours. In connection with this offering, we and GOV entered a transaction agreement, which governs our separation from and relationship with GOV. Pursuant to this transaction agreement, among other things, we and GOV agreed that, so long as we own in excess of 10% of GOV’s outstanding common shares, we and GOV engage the same manager or we and GOV have any common managing trustees: (1) we will not acquire ownership of properties that are majority leased to government tenants, unless a majority of GOV’s independent trustees who are not also our Trustees have determined not to make the acquisition; (2) GOV will not acquire ownership of office or industrial properties that are not majority leased to government tenants, unless a majority of our Independent Trustees who are not also GOV’s trustees have determined not to make the acquisition; and (3) GOV will have a right of first refusal to purchase any property owned by us that we determine to divest if the property is then majority leased to government tenants, which right of first refusal will also apply in the event of an indirect sale of any such properties resulting from a change of control of us. The provisions described in (1) and (2) do not prevent GOV from continuing to own and lease its current properties or properties otherwise acquired by GOV that cease to be majority leased to government tenants following the termination of government tenancies; and, similarly, the provisions described in (1) and (2) also do not prohibit us from leasing our current or future properties to government tenants. We and GOV also agreed that certain disputes, claims and controversies arising under the transaction agreement may be referred to binding arbitration proceedings.

We are GOV’s largest shareholder and as of February 27, 2012, we owned 9,950,000 common shares of GOV, which represented approximately 21.1% of GOV’s outstanding common shares. Both we and GOV are managed by RMR, Mr. Barry Portnoy and Mr. Adam Portnoy are Managing Trustees of both us and GOV and Mr. Adam Portnoy is our President and was the President of GOV from its formation in 2009 until January 2011 when he became our President. Also, all of our officers and GOV’s officers are officers of RMR.

Our Independent Trustees also serve as directors or trustees of other public companies to which RMR provides management services. Mr. Barry Portnoy serves as a managing director or managing trustee of those companies, including SNH, GOV, HPT, Five Star and TA, and Mr. Adam Portnoy serves as a managing trustee of some of those companies, including SNH, GOV and HPT. We understand that the other companies to which RMR provides management services also have certain other relationships with each other, including business and property management agreements and lease arrangements. In addition, officers of RMR serve as officers of those companies. We understand that further information regarding those relationships is provided in the applicable periodic reports and proxy statements filed by those other companies with the SEC.

On December 22, 2011, our wholly owned subsidiary, SIR, filed a registration statement with the SEC for an IPO of common shares as a REIT that is focused on owning and investing in net leased, single tenant properties. If the SIR registration statement becomes effective and the IPO is completed, we expect to continue to own a majority of SIR’s common shares after the completion of the offering and because of our retained majority interest in SIR, we expect SIR will remain one of our consolidated subsidiaries. On February 16, 2012, we transferred 251 properties (approximately 21.4 million rentable square feet) to SIR, including substantially all of our commercial and industrial properties located in Oahu, Hawaii and 23 suburban office and industrial properties located throughout the mainland U.S. In exchange for our contribution of 251 properties to SIR, we received 22,000,000 SIR common shares and a $400.0 million demand promissory note, or the Demand Note. We expect that SIR would use net proceeds of its proposed IPO to repay in part amounts outstanding under the Demand Note. Upon completion of the IPO, SIR expects to enter into a $500.0 million bank facility with a group of commercial banks. Upon completion of the IPO, SIR intends to borrow under the bank facility to repay the balance of the Demand Note and reimburse us for the costs we incurred in organizing SIR, establishing its bank facility and preparing for its IPO. There can be no assurance that SIR will be successful in completing its share offering and establishing the bank facility or that it will have the funds to repay the Demand Note or to reimburse us for the costs we incurred in organizing SIR.

In order to govern the separation of SIR from us, upon completion of the IPO, we intend to enter into a transaction agreement with SIR. We expect that the transaction agreement will provide, among other things, that (1) the current assets and liabilities of the properties to be transferred to SIR will, as of the time of the closing of the IPO of SIR’s common shares, be settled between us and SIR so that we will retain all pre-closing current assets and liabilities and SIR will assume all post-closing current assets and liabilities and (2) SIR will indemnify us with respect to any liability relating to any property transferred to it by us, including any liability which relates to periods prior to SIR’s formation.

Our two Managing Trustees, Mr. Barry Portnoy and Mr. Adam Portnoy, are also trustees of SIR, and Mr. John Popeo, our Treasurer and Chief Financial Officer, also serves as the Treasurer and Chief Financial Officer of SIR. In addition, if the IPO is completed, it is currently expected that Mr. William Lamkin, one of our Independent Trustees, will serve as an independent trustee of SIR.

If the SIR IPO is completed, we also expect that RMR will provide business and property management services to SIR. We expect that SIR will enter into management agreements with RMR that are on terms that are substantially similar to our management agreements with RMR. Accordingly, our management fees to RMR may be reduced by the amount of the management fees that would have otherwise been payable by us with respect to properties contributed by us to SIR. The SIR IPO will not occur unless, among other things, the SEC has declared the registration statement to be effective and underwriters have agreed to purchase and distribute the shares proposed to be offered by SIR. In addition, we may determine in our discretion, due to market conditions or otherwise, not to proceed with the SIR IPO. Accordingly, there can be no assurance that the IPO will occur.

We, RMR, SNH, GOV, HPT, Five Star and TA each currently own approximately 14.29% of AIC, an Indiana insurance company. All of our Trustees, all of the trustees and directors of the other publicly held AIC shareholders and nearly all of the directors of RMR currently serve on the board of directors of AIC. RMR provides management and administrative services to AIC pursuant to a management and administrative services agreement with AIC. Our Governance Guidelines provide that any material transaction between us and AIC shall be reviewed, authorized and approved or ratified by both the affirmative vote of a majority of our entire Board and the affirmative vote of a majority of our Independent Trustees. The shareholders agreement that we, the other shareholders of AIC and AIC are parties to includes arbitration provisions for the resolution of certain disputes, claims and controversies.

As of February 27, 2012, we have invested $5.2 million in AIC since its formation in November 2008. We may invest additional amounts in AIC in the future if the expansion of this insurance business requires additional capital, but we are not obligated to do so. For 2011, we recognized income of $139,000 related to our investment in AIC. In June 2010, we and the other shareholders of AIC purchased property insurance providing $500.0 million of coverage pursuant to an insurance program arranged by AIC and with respect to which AIC is a reinsurer of certain coverage amounts. This program was modified and extended in June 2011 for a one year term. Our annual premiums for this property insurance of approximately $6.7 million was paid in 2011. We are currently investigating the possibilities to expand our insurance relationships with AIC to include other types of insurance. By participating in this insurance business with RMR and the other companies to which RMR provides management services, we expect that we may benefit financially by possibly reducing our insurance expenses or by realizing our pro rata share of any profits of this insurance business.

The foregoing descriptions of our agreements with RMR, SNH, GOV, SIR and AIC are summaries and are qualified in their entirety by the terms of the agreements. A further description of the terms of certain of those agreements is included in our annual report to shareholders and our Annual Report on Form 10-K filed with the SEC, in each case for the year ended December 31, 2011. In addition, copies of certain of those agreements are filed with the SEC and may be obtained from the SEC’s website at www.sec.gov.

We believe that our agreements with RMR, SNH, GOV, SIR and AIC are on commercially reasonable terms. We also believe that our relationships with RMR, SNH, GOV, SIR and AIC and their affiliated and related persons and entities benefit us, and, in fact, provide us with competitive advantages in operating and growing our business.

Item 1.01 appearing in CommonWealth’s Current Report on Form 8-K filed with the SEC on March 13, 2012.

Introduction

We previously reported that in December 2011 our wholly owned subsidiary, Select Income REIT, or SIR, filed a registration statement with the Securities and Exchange Commission, or the SEC, for its initial public offering, or the IPO, of common shares of beneficial interest, or SIR Common Shares, as a real estate investment trust that is focused on owning and investing in net leased, single tenant properties.  Also as previously reported, we and our other subsidiaries transferred to SIR 251 properties, or the SIR Properties, containing approximately 21.4 million rentable square feet, and in exchange for our contribution of the 251 properties to SIR, we received 22.0 million SIR Common Shares and SIR’s $400.0 million demand promissory note, or the Demand Note.  The SIR Properties included substantially all of our commercial and our industrial and warehouse properties located in Oahu, Hawaii, 14 suburban office properties with approximately 1.5 million rentable square feet located in seven states and nine industrial and warehouse properties with approximately 2.2 million rentable square feet located in seven states.

We further previously reported that, on March 6, 2012, SIR priced its public offering of 8,000,000 SIR Common Shares at a $21.50 per share price to the public.  SIR also granted the underwriters a 30-day option to purchase up to an additional 1,200,000 SIR Common Shares to cover over allotments, if any.

On March 12, 2012, SIR completed its issuance and sale of 9,200,000 SIR Common Shares in the IPO (including 1,200,000 SIR Common Shares sold pursuant to the over allotment option), for net proceeds (after deducting underwriters’ discounts and commissions and estimated expenses) of $179.9 million.  SIR applied those net proceeds, along with proceeds of its initial drawing under SIR’s $500.0 million credit facility described more fully below, to repay the Demand Note in full and to reimburse us for costs we incurred in connection with SIR’s organization and preparation for SIR’s offering.

As a result of that issuance of SIR Common Shares, our percentage ownership of SIR was reduced from 100% to approximately 70.5% of the outstanding SIR Common Shares.  SIR will remain our consolidated subsidiary after giving effect to the IPO.

In connection with the IPO, SIR or we entered into or amended various agreements and arrangements, including the following:

Transaction Agreement

In order to govern our future relations with SIR, we entered into a transaction agreement with SIR, or the Transaction Agreement, on March 12, 2012.  The Transaction Agreement provides that, among other things:

•                  the current assets and liabilities from the SIR Properties, as of the time of closing of the IPO, were settled between us and SIR so that we retain all pre-closing current assets and liabilities and SIR assumes all post-closing current assets and liabilities;

•                  SIR will indemnify us with respect to any liability relating to any SIR Property, including any liability which relates to periods prior to SIR’s formation;

•                  the rights and obligations of the lessor under one of our multi-building leases are allocated between us and SIR such that SIR assumes the obligations of the lessor and is entitled to the rents and other rights under such lease with respect to two of the three buildings subject to such lease; and

•                  we and SIR will cooperate to enforce the ownership limitations in our and its respective declarations of trust as may be appropriate to qualify for and maintain REIT tax status and otherwise to promote our respective orderly governance and to file future tax returns, including appropriate allocations of taxable income, expenses and other tax attributes.

The foregoing description of the Transaction Agreement is not complete and is subject to and qualified in its entirety by reference to the Transaction Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report and is incorporated in this Item 1.01 by reference.

SIR Management Agreements

On March 12, 2012, SIR entered into a business management agreement, or the SIR Business Management Agreement, and a property management agreement, or the SIR Property Management Agreement and, together with the SIR Business Management Agreement, the SIR Management Agreements, with Reit Management & Research LLC, or RMR.  RMR is also our manager under its existing business management agreement with us, or the CWH Business Management Agreement, and its existing property management agreement with us, or the CWH Property Management Agreement.  Under the SIR Business Management Agreement, RMR has agreed to provide to SIR business management services comparable to those provided to us under the CWH Business Management Agreement, and under the SIR Property Management Agreement, RMR has agreed to provide to SIR property management services comparable to those provided to us under the CWH Property Management Agreement.

The initial terms of the SIR Management Agreements expire on December 31, 2013 and will be automatically renewed for successive one year terms annually thereafter unless SIR gives notice of non-renewal.  Renewals or extensions of the SIR Management Agreements are subject to the periodic review of SIR’s compensation committee, which is composed entirely of its Independent Trustees.  The SIR Management Agreements are terminable by either party, without penalty, upon 60 days’ notice pursuant to a majority vote of SIR’s compensation committee or a majority vote of RMR’s directors.  In addition, RMR will be able to terminate the SIR Management Agreements if SIR experiences a change in control.  The SIR Management Agreements provide that the parties may require that disputes, as characterized under those agreements, be subject to mandatory arbitration in accordance with procedures provided in the SIR Management Agreements.

The SIR Business Management Agreement provides for an annual business management base fee payable to RMR.  The annual business management base fee will be equal to (1) in the case of the SIR Properties and any other properties hereafter transferred to SIR by us or another real estate investment trust to which RMR at such time provides business management or property management services, 0.5% of the historical cost of such properties to us or the applicable transferor, plus (2) in the case of properties which SIR may hereafter acquire, other than from us or other REITs managed by RMR, 0.7% of SIR’s cost of such additional properties up to and including $250 million, plus 0.5% of its cost of any such additional properties in excess of $250 million.  In addition, beginning with the year ending December 31, 2013, RMR is entitled to receive from SIR an incentive fee equal to 15% of any increase in Normalized FFO Per Share, as defined in the SIR Management Agreement, for such year, over Normalized FFO

Per Share in the prior year, multiplied by the weighted average of SIR’s common shares outstanding on a fully diluted basis during such year, subject to a maximum incentive fee for any year of $0.02 per common share multiplied by such weighted average number of SIR’s common shares outstanding on a fully diluted basis.  For purposes of calculating any incentive fee for the year ending December 31, 2013, SIR’s 2012 Normalized FFO Per Share will be calculated based on annualized figures for the period beginning upon completion of the IPO and ending on December 31, 2012 divided by the weighted average number of SIR’s common shares outstanding on a fully diluted basis during such period. Any incentive fees earned by RMR will be paid in SIR common shares. Pursuant to the SIR Property Management Agreement, SIR has agreed to pay RMR fees generally equal to 3% of the gross rents received at its properties and a construction supervision fee equal to 5% of any construction, renovation or repair activities at SIR’s properties.  As in the case of the CWH Business Management Agreement and the CWH Property Management Agreement, SIR is generally responsible for paying all of its expenses and all expenses incurred by RMR on SIR’s behalf, and SIR is not responsible for payment of RMR’s employment, office or administration expenses, except for its pro rata portion of the employment and related expenses of RMR employees who provide on-site property management services and of the staff employed by RMR that conduct SIR’s internal audit.

In the SIR Management Agreements, SIR acknowledges that RMR manages other businesses, including us and three other New York Stock Exchange listed REITs, and is not required to present SIR with investment opportunities that RMR determines are within the investment focus of another business managed by RMR.  Under the SIR Management Agreements, RMR will have discretion to determine which investment or leasing opportunities to present to SIR or us or other businesses it manages. SIR also agreed with RMR to first offer any property that it determines to sell and that is within the principal investment focus of another REIT managed by RMR (including us) to such REIT prior to entering into any sale or other disposition arrangement for such property.  We and the other REITs currently managed by RMR each have agreed to a similar right of first offer under our and their business management agreements with RMR.

The SIR Management Agreements were each approved by our Independent Trustees.

The foregoing description of the SIR Management Agreements is not complete and is subject to and qualified in its entirety by reference to the respective SIR Management Agreements, copies of which are incorporated by reference as Exhibits 10.2 and 10.3 to this Current Report and are incorporated in this Item 1.01 by reference.

Amendment to CWH Business Management Agreement

In connection with SIR’s entering into the SIR Business Management Agreement, on March 12, 2012, we entered into an amendment to the CWH Business Management Agreement. Pursuant to that amendment, our investment in SIR will not be counted for purposes of determining the fees payable by us to RMR for periods following completion of the IPO and income, loss and funds from operations attributable to the SIR Properties will not be included in determining any incentive fee payable by us for our 2012 and 2013 fiscal years.  The amount of the business management base fee and property management fee that SIR pays to RMR under the SIR Management Agreements in respect of SIR Properties is expected to equal the reduction that we realize in the business management base fee and property management fee that we pay to RMR under the CWH Business Management Agreement or the CWH Property Management Agreement.  Accordingly, we do not expect that RMR will receive any increase in the business management base fees or the property management fees it receives as a result of our transfer of the SIR Properties to SIR.  Additionally, the incentive fee that RMR will be eligible to receive from SIR for the year ending December 31, 2013 will be substantially similar in structure to the incentive fee that we currently pay to RMR under the CWH Business Management Agreement, but with a lower maximum amount per common share.

The amendment to the CWH Business Management Agreement was approved by our Compensation Committee, which is composed solely of our Independent Trustees.

The above description of the amendment to the CWH Business Management Agreement is not complete and is subject to and qualified in its entirety by reference to the amendment, a copy of which is filed as Exhibit 10.4 to this Current Report and is incorporated in this Item 1.01 by reference.

*              *              *              *              *

Information Regarding Certain Relationships and Related Transactions

RMR provides management services to both us and SIR.  One of our Managing Trustees, Barry M. Portnoy, is Chairman, majority owner and an employee of RMR.  Our other Managing Trustee, Mr. Adam Portnoy, who is also our President, is the son of Mr. Barry Portnoy and an owner, President and Chief Executive Officer and a Director of RMR.  Messrs. Barry Portnoy and Adam Portnoy also serve as Managing Trustees of SIR, and William A. Lamkin serves as an Independent Trustee of us and of SIR.  Our and SIR’s Independent Trustees also serve as directors or trustees of other public companies to which RMR provides management services; Mr. Barry Portnoy serves as a managing director or trustee of those companies, and Mr. Adam Portnoy serves as a managing trustee of some of those companies.  Each of our and SIR’s executive officers are also officers of RMR; John C. Popeo, our Treasurer and Chief Financial Officer, is also SIR’s Treasurer and Chief Financial Officer, and David M. Blackman, SIR’s President and Chief Operating Officer, is also President and Chief Operating Officer of Government Properties Income Trust, another REIT to which RMR provides management services and of which we currently own approximately 21% of its common shares of beneficial interest.

We currently own approximately 14.29% of the outstanding equity of Affiliates Insurance Company, or AIC.  The other current shareholders of AIC are RMR and five other companies to which RMR provides management services.  All of our and SIR’s Trustees and all of the trustees and directors of the other publicly held AIC shareholders currently serve on the board of directors of AIC.  AIC designed and currently maintains a combination property insurance program for us and other AIC shareholders in which AIC participates as a reinsurer.  SIR has reported that it expects to become a shareholder of AIC and to participate in its combination property insurance program.  We and SIR may in the future expand our and its insurance relationship with AIC to include other types of insurance.

For additional information relating to the relationships and other related person transactions and among us, our Trustees and executive officers, RMR, AIC and other companies to which RMR provides management services and others affiliated with or related to them, and about the risks which may arise as a result of those relationships and transactions, please refer to our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC (including the sections captioned “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Related Person Transactions” and Note 9 to the notes to our consolidated financial statements appearing therein) and to the information regarding our Trustees and executive officers and the section captioned “Related Person Transactions and Company Review of Such Transactions” in our definitive Proxy Statement for the 2012 Annual Meeting of Shareholders scheduled to be held on May 8, 2012, dated February 28, 2012. Our filings with the SEC, including our Annual Report and our Proxy Statement, are available at the SEC’s website: www.sec.gov.

In addition, each of the underwriters of SIR’s IPO and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us, SIR and other companies managed by RMR and have received customary fees and commissions for those transactions.  The underwriters or their affiliates are also lenders, agents, bookrunners or arrangers under our revolving credit agreement, our term loan agreement and the SIR Credit Agreement.

Excerpts from “Risk Factors” appearing in CommonWealth’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed with the SEC on May 8, 2012.

*              *              *              *              *

Select Income REIT’s, or SIR’s, failure or inability to meet certain terms of SIR’s revolving credit facility would adversely affect our business and may prevent SIR paying distributions to us.

SIR’s revolving credit facility includes various conditions to its borrowing and various financial and other covenants and events of default.  SIR may not be able to satisfy all of these conditions or may default on some of these covenants for various reasons, including matters which are beyond SIR’s control. If SIR is unable to borrow under its revolving credit facility, SIR may be unable to meet its business obligations or to grow by buying additional properties, or SIR may be required to sell some of its properties. The covenants under SIR’s revolving credit facility could in the future restrict SIR’s ability to pay distributions to its shareholders, including us.  If SIR defaults under SIR’s revolving credit facility at a time when borrowed amounts are outstanding, its lenders may demand immediate payment and may foreclose on SIR’s pledge of the equity of certain of SIR’s subsidiaries.  Any default under SIR’s revolving credit facility would likely have serious and adverse consequences to us, could cross default to our revolving credit facility, our term loan, our senior unsecured notes or other of our debts, may prevent SIR from paying distributions to its shareholders, including us, and would likely cause the market price of our securities to materially decline.

“Note 13 to the Notes to Consolidated Financial Statements” appearing in CommonWealth’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, filed with the SEC on August 9, 2012.

Note 13.  Related Person Transactions

We have no employees.  Personnel and various services we require to operate our business are provided to us by RMR.  We have two agreements with RMR to provide management and administrative services to us: (1) a business management agreement and (2) a property management agreement.  RMR also provides management and administrative services to SIR and its subsidiaries under separate business management and property management agreements with SIR.  Under our business management agreement with RMR, we acknowledge that RMR also provides management services to other companies, which include SNH, GOV and SIR.  One of our Managing Trustees, Mr. Barry Portnoy, is Chairman, majority owner and an employee of RMR.  Our other Managing Trustee, Mr. Adam Portnoy, who is also our President, is the son of Mr. Barry Portnoy, and an owner, President, Chief Executive Officer and a director of RMR.  Each of our other executive officers is also an officer of RMR.  SNH’s, GOV’s and SIR’s executive officers are officers of RMR, and SNH’s President and Chief Operating Officer is also a director of RMR.  Two of our Independent Trustees also serve as independent directors or independent trustees of other public companies to which RMR provides management services.  Mr. Barry Portnoy serves as a managing director or managing trustee of those companies and Mr. Adam Portnoy serves as a managing trustee of a majority of those companies.

Pursuant to our business management agreement with RMR and the business management agreement between SIR and RMR, we incurred on a consolidated basis expenses of $10,647 and $9,500 for the three months ended June 30, 2012 and 2011, respectively, and $21,030 and $18,728 for the six months ended June 30, 2012 and 2011, respectively.  These amounts are included in general and administrative expenses and income from discontinued operations, as appropriate, in our condensed consolidated financial statements.  In connection with our property management agreement with RMR and the property management agreement between SIR and RMR, we incurred on a consolidated basis property management and construction supervision fees of $7,966 and $6,811 for the three months ended June 30, 2012 and 2011, respectively, and $15,890 and $13,653 for the six months ended June 30, 2012 and 2011, respectively.  These amounts are included in operating expenses or have been capitalized, as appropriate, in our condensed consolidated financial statements.

SNH was formerly our 100% owned subsidiary.  It was spun off to our shareholders in 1999.  As of the date of this report, SNH owned 250,000 of our common shares.  Our two Managing Trustees, Mr. Barry Portnoy and Mr. Adam Portnoy, are also managing trustees of SNH.  In addition, one of our Independent Trustees, Mr. Frederick Zeytoonjian, is also an independent trustee of SNH.  RMR provides management services to both us and SNH.

As previously reported, we previously granted SNH a right of first refusal to purchase certain of our properties if we sought to sell them.  Between November 2010 and January 2011, we sold 27 properties (approximately 2,803,000 square feet), which were majority leased to tenants in medical related businesses, to SNH for an aggregate sale price of $470,000, excluding closing costs.  We recognized net gains totaling approximately $168,272 from these sales, including net gains totaling approximately $34,666 during the first quarter of 2011.  In September 2011, we sold to SNH 13 additional properties (approximately 1,310,000 square feet), which were located in eight states and majority leased to tenants in medical related businesses, for an aggregate sale price of $167,000, excluding closing costs, and we recognized net gains totaling $7,846 from these sales.  In connection with our September 2011 sale of 13 properties to SNH, we and SNH terminated the existing SNH right of first refusal, as substantially all of the properties that were subject to that right of first refusal had been purchased by SNH.

GOV was formerly our 100% owned subsidiary.  We are GOV’s largest shareholder and, as of the date of this report, we owned 9,950,000 common shares of GOV, which represented approximately 21.1% of GOV’s outstanding common shares.  Our two Managing Trustees, Mr. Barry Portnoy and Mr. Adam Portnoy, are also managing trustees of GOV, and our President, Mr. Adam Portnoy, was the President of GOV from its formation in 2009 until January 2011.  RMR provides management services to both us and GOV.

In 2009, GOV completed the GOV IPO pursuant to which GOV ceased to be a majority owned subsidiary of ours.  In connection with the GOV IPO, we and GOV entered into a transaction agreement which governs our separation from and relationship with GOV.  Pursuant to this transaction agreement, among other things, we granted GOV the right of first refusal to acquire any property owned by us that we determine to divest, if the property is then majority leased to a government tenant, including 15 properties we sold to GOV during 2010.

SIR was formerly our 100% owned subsidiary.  We are SIR’s largest shareholder and SIR continues to be one of our consolidated subsidiaries.  As of the date of this report, we owned 22,000,000 common shares of SIR, which represented approximately 70.5% of SIR’s outstanding common shares.  Our SIR common shares had a market value, based on quoted market prices, of $522,720 ($23.76 per share) as of June 30, 2012.  Our two Managing Trustees, Mr. Barry Portnoy and Mr. Adam Portnoy, are also managing trustees of SIR, and Mr. John Popeo, our Treasurer and Chief Financial Officer, also serves as the treasurer and chief financial officer of SIR.  In addition, one of our Independent Trustees, Mr. William Lamkin, is an independent trustee of SIR.  RMR provides management services to both us and SIR.

On March 12, 2012, SIR completed the SIR IPO, in which it issued 9,200,000 of its common shares (including 1,200,000 common shares sold pursuant to the underwriters’ over allotment option) for net proceeds (after deducting underwriters’ discounts and commissions and estimated expenses) of $180,814.  SIR applied those net proceeds, along with proceeds from drawings under SIR’s $500,000 revolving credit facility, to repay in full a $400,000 demand promissory note that we received from SIR on February 16, 2012.  SIR issued the $400,000 demand promissory note, along with 22,000,000 SIR common shares, in exchange for our transfer to SIR of 251 properties (approximately 21,400,000 rentable square feet).  SIR also reimbursed us for costs that we incurred in connection with SIR’s organization and preparation for the SIR IPO.  In connection with the SIR IPO, we and SIR entered into a transaction agreement that governs our separation from and relationship with SIR.  The transaction agreement provides that, among other things, (1) the current assets and liabilities of the 251 properties that we transferred to SIR, as of the time of closing of the SIR IPO, were settled between us and SIR so that we will retain all pre-closing current assets and liabilities and SIR will assume all post-closing current assets and liabilities and (2) SIR will indemnify us with respect to any liability relating to any property transferred by us to SIR, including any liability which relates to periods prior to SIR’s formation, other than the pre-closing current assets and current liabilities that we retained with respect to the 251 transferred properties.

We, RMR, SNH, GOV, SIR and three other companies to which RMR provides management services each currently own 12.5% of AIC, an Indiana insurance company.  SIR became a shareholder of AIC during the quarter ended June 30, 2012.  Four of our Trustees and nearly all of the trustees and directors of the other AIC shareholders currently serve on the board of directors of AIC.  RMR provides management and administrative services to AIC pursuant to a management and administrative services agreement with AIC.  We and SIR each use the equity method to account for this investment because we and SIR believe that we each have significant influence over AIC because four of our Trustees and all of SIR’s trustees are also directors of AIC.  We and the other shareholders of AIC have purchased property insurance providing $500,000 of coverage pursuant to an insurance program arranged by AIC and with respect to which AIC is a reinsurer of certain coverage amounts.  This program was modified and extended in June 2012 for a one year term, and we paid a premium, including taxes and fees, of $6,560 in connection with that renewal, which amount is the consolidated premium paid by us and SIR and which amount may be adjusted from time to time in response to our acquisition and disposition of properties that are included in this program.  We are also currently investigating the possibilities to expand our insurance relationships with AIC to include other types of insurance.  We and SIR may invest additional amounts in AIC in the future if the expansion of this insurance business requires additional capital, but we are not obligated to do so.  By participating in this insurance business with RMR and the other companies to which RMR provides management services, we expect that we may benefit financially by possibly reducing our insurance expenses or by realizing our pro-rata share of any profits of this insurance business.

For further information about these and other such relationships and related person transactions, please see elsewhere in this Quarterly Report on Form 10-Q, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related Person Transactions” in Part I, Item 2 and “Warning Concerning Forward Looking Statements,” and our Annual Report, our Proxy Statement for our 2012 Annual Meeting of Shareholders dated February 28, 2012, or our Proxy Statement, our Current Report on Form 8-K dated March 12, 2012, or the March 12 Current Report, and our other filings with the SEC, including Note 9 to our Consolidated Financial Statements included in our Annual Report, the sections captioned “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related Person Transactions” and “Warning Concerning Forward Looking Statements” of our Annual Report and the section captioned “Related Person Transactions and Company Review of Such Transactions” and the information regarding our Trustees and executive officers in our Proxy Statement and Item 1.01 of the March 12 Current Report.  In addition, please see the section captioned “Risk Factors” of our Annual Report for a description of risks that may arise from these transactions and relationships.  Our filings with the SEC, including our Annual Report and our Proxy Statement, are available at the SEC’s website at www.sec.gov.  In addition, copies of certain of our agreements with these parties, including our or SIR’s business management agreement and property management agreement with RMR, various agreements we have with SNH, GOV and SIR and our shareholders agreement with AIC and its shareholders, are also publicly available as exhibits to our public filings with the SEC and accessible at the SEC’s website.

Excerpts from “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Related Person Transactions” appearing in CommonWealth’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, filed with the SEC on August 9, 2012.

Related Person Transactions

We have relationships and historical and continuing transactions with our Trustees, our executive officers, RMR, SNH, GOV, SIR, AIC and other companies to which RMR provides management services and others affiliated with or related to them.  For example, we have no employees and personnel and various services we require to operate our business are provided to us by RMR pursuant to management agreements; and RMR is owned by our Managing Trustees.  Also, as a further example, we have or had relationships with other companies to which RMR provides management services and which have trustees, directors and officers who are also trustees, directors or officers of ours or RMR, including: SNH, which is our former subsidiary and with which we have engaged in transactions from time to time, including our selling properties to SNH; GOV, which is also our former subsidiary, of which we are the largest shareholder and to which we have previously sold properties; SIR, which is a consolidated subsidiary of ours, of which we are the largest shareholder and to which we have transferred 251 properties in connection with SIR’s initial public offering; and AIC, an Indiana insurance company, of which we (separately from SIR), RMR, SNH, GOV, SIR and three other companies to which RMR provides management services each currently own 12.5%, and with respect to which we and the other shareholders of AIC have property insurance in place providing $500.0 million of coverage pursuant to an insurance program arranged by AIC and with respect to which AIC is a reinsurer of certain coverage amounts.  For further information about these and other such relationships and related person transactions, please see Note 13 to our condensed consolidated financial statements included in Part I, Item 1 of this Quarterly Report on Form 10-Q, which is incorporated herein by reference.  In addition, for more information about these transactions and relationships, please see elsewhere in this Quarterly Report on Form 10-Q, including “Warning Concerning Forward Looking Statements,” and our Annual Report, our Proxy Statement, the March 12 Current Report and our other filings with the SEC, including Note 9 to our consolidated financial statements included in our Annual Report, the sections captioned “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related Person Transactions” and “Warning Concerning Forward Looking Statements” of our Annual Report and the section captioned “Related Person Transactions and Company Review of Such Transactions” and the information regarding our Trustees and executive officers in our Proxy Statement and Item 1.01 of the March 12 Current Report.  In addition, please see the section captioned “Risk Factors” of our Annual Report for a description of risks that may arise from these transactions and relationships.  Our filings with the SEC, including our Annual Report and our Proxy Statement, are available at the SEC’s website at www.sec.gov.  In addition, copies of certain of our agreements with these parties, including our business management agreement and property management agreement with RMR, various agreements we have with SNH, GOV and SIR and our shareholders agreement with AIC and its shareholders, are also publicly available as exhibits to our public filings with the SEC and accessible at the SEC’s website.

We believe that our agreements with RMR, SNH, GOV, SIR and AIC are on commercially reasonable terms.  We also believe that our relationships with RMR, SNH, GOV, SIR and AIC and their affiliated and related persons and entities benefit us, and, in fact, provide us with competitive advantages in operating and growing our business.

Excerpts from “Risk Factors” appearing in CommonWealth’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, filed with the SEC on August 9, 2012.

*              *              *              *              *

Select Income REIT’s, or SIR’s, failure or inability to meet certain terms of SIR’s revolving credit facility would adversely affect our business and may prevent SIR paying distributions to us.

SIR’s revolving credit facility and term loan agreement include various conditions to its borrowing and various financial and other covenants and events of default.  SIR may not be able to satisfy all of these conditions or may default on some of these covenants for various reasons, including some which are beyond SIR’s control. If SIR is unable to borrow under its revolving credit facility or maintain its borrowings outstanding under its term loan, SIR may be unable to meet its business obligations or to grow by buying additional properties, or SIR may be required to sell some of its properties.  Any default under SIR’s revolving credit facility or term loan agreement would likely have serious and adverse consequences to us, could cross default to our revolving credit facility, our term loan, our senior unsecured notes or other of our debts, may prevent SIR from paying distributions to its shareholders, including us, and would likely cause the market price of our securities to materially decline.